Exhibit 10.01

                              LOEWS
                           CORPORATION

   667 Madison Avenue, New York, N.Y. 10021-8087 (212) 545-2000






                                       October 18, 1994



Mr. Laurence A. Tisch
Island Drive
North Manursing Island
Rye, New York 10580

Dear Mr. Tisch:

     Reference is made to your Employment Agreement with Loews Corporation (the "Company"), dated March 1, 1971, as amended by agreements dated February 27, 1974, March 1, 1976, May 10, 1977, July 17, 1979, June 16,
1981, May 10, 1983, May 10, 1984, October 15, 1985, February 24, 1987,
October 14, 1988, March 1, 1990 and October 22, 1992 (the "Employment
Agreement").

     This will confirm our agreement that the Employment Agreement is amended as follows:

     1. The period of your employment under and pursuant to the Employment Agreement is hereby extended for an additional period through and including October 31, 1996 upon all the terms, conditions and provisions of the Employment Agreement, as hereby amended.

     2. You shall be paid a basic salary (the "Basic Salary") for your services under and pursuant to the Employment Agreement, effective November 1, 1994, of $1,750,000 per annum, subject to such increases as the Board of Directors of the Company, in its sole discretion, may from time to time determine. Such Basic Salary shall be exclusive of fees received by you as a director and as a member of Committees of the Boards of Directors of other corporations, including subsidiaries, affiliates and investees of the Company.

     3. Effective November 1, 1994, and for so long as you are devoting a principal amount of your time to CBS Inc. ("CBS"), the Basic Salary shall be reduced to the rate of $750,000 per annum.

Mr. Laurence A. Tisch
October 18, 1994
Page 2



     Except as herein modified or amended, the Employment Agreement shall remain in full force and effect.

     If the foregoing is in accordance with your understanding, would you please sign the enclosed duplicate copy of this Letter Agreement at the place indicated below and return the same to us for our records.

                                 Very truly yours,

                                 LOEWS CORPORATION


                                 By:Barry Hirsch
                                    ---------------------
                                    Barry Hirsch
                                    Senior Vice President



ACCEPTED AND AGREED TO:


Laurence A. Tisch
-----------------------
Laurence A. Tisch